                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                     Form 8-K

                                   CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                        Securities and Exchange Act of 1934

                 Date of Report (Date of earliest event reported)
                                  July 28, 1998


                             Long Island Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                     0-23526                    11-3198508
(State or Other Jurisdiction        (Commission File           (I.R.S. Employer
  of Incorporation)                  Number)                 Identification No.)


201 Old Country Road
Melville, New York                                                 11747-2724
(Address of Principal                                              (Zip Code)
  Executive Offices)


Registrant's telephone number, including area code (516) 547-2000


                             Not Applicable
    (Former Name of Former Address, if Changed Since Last Report)

Item 1.           Changes in Control Registrant
                           Not Applicable

Item 2.           Acquisition or Disposition of Assets
                           Not Applicable

Item 3.           Bankruptcy or Receivership
                           Not Applicable

Item 4.           Changes in Registrant's Certifying Accountant
                           Not Applicable

Item 5.           Other Events
                           Press Release of Long Island Bancorp, Inc.
                              dated July 28, 1998

Item 6.           Resignations of Registrant's Directors
                           Not Applicable

Item 7.           Financial Statements and Exhibits
                           (a)  Not Applicable

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         LONG ISLAND BANCORP, INC.


                                        By:/s/ Mark Fuster
                                        ------------------
                                        Name:  Mark Fuster
                                        Title: Chief Financial Officer
                                               (principal financial and
                                               accounting officer)


Date:    July 28, 1998

[OBJECT OMITTED]          News Release
201 Old Country Road
Melville, New York  11747
                                    Contact:

                                   Mary M. Feder
                                   Vice President, Investor Relations
                                   516-547-2607

         LONG ISLAND BANCORP, INC. REPORTS RECORD THIRD QUARTER EARNINGS

        Melville,  New York, July 28, 1998 - Long Island Bancorp, Inc. (NASDAQ:
LISB), the holding company for The Long Island Savings Bank, FSB, today reported record earnings of $15.9 million, or diluted earnings per share of $0.68 for the quarter ended June 30, 1998, representing the ninth consecutive quarter of increased earnings (excluding one-time charges). Net income for the same period in 1997 was $12.4 million, or $0.54 per diluted share. For the nine months ended June 30, 1998, net income totaled $43.0 million, an increase of $6.5 million, or 17.8%, from $36.5 million earned in fiscal 1997. Diluted earnings per share for the nine month periods in 1998 and 1997 were $1.85 and $1.56, respectively. Basic earnings per share for the three and nine month periods in 1998 were $0.71 and $1.92, respectively, compared with $0.56 and $1.62 for the same periods in 1997.
         Commenting on the third quarter earnings, John J. Conefry, Jr., Chairman of the Board and Chief Executive Officer stated, "We are proud to report our ninth consecutive quarter of increased earnings. Our return on equity for the quarter reached 11.1%, which reflects an operating efficiency level of 51%. We also experienced a record level of retail loan originations for the nine months ended June 30, 1998 of $2.2 billion, reflecting the strong demand for our mortgage products."

Earnings Summary for the Quarter Ended June 30, 1998
----------------------------------------------------
         Net interest income declined marginally to $39.8 million during the quarter ended June 30, 1998 from $40.0 million in the same quarter of 1997. The decline in net interest income is attributable to the continued flattening of the yield curve, coupled with a higher level of average borrowed funds. These factors contributed to a decline in the net interest margin to 2.58% for the quarter ended June 30, 1998 as compared with 2.88% for the quarter ended June 30, 1997.
         Total non-interest income increased by $3.1 million, or 31.8%, to $13.0 million for the quarter ended June 30, 1998 compared with the same period in 1997. This increase is attributable to increases in other income of $1.5 million, an increase of $0.7 million in net gains on investments in real estate and premises, an increase of $0.6 million in net gains on asset sales, an increase of $0.6 million in deposit service fee income, and an increase of $0.3 million in income from insurance and securities commissions. These improvements were partially offset by a decrease of $0.7 million in loan servicing fee income. The increase in other income was primarily due to the settlement of a real estate dispute in the amount of $1.6 million. Net gains on investments in real estate and premises were principally comprised of greater income from joint venture operations in the 1998 quarter as compared with the 1997 quarter. Net gains from asset sales reflects increases of $0.3 million in the Company's mortgage banking activities and $0.4 million from the sale of MBS's classified as available-for-sale. Deposit service fee income increased from recently implemented deposit pricing initiatives. The decline in loan service fee income is due to a $1.6 million increase in the amortization of mortgage servicing rights which resulted from increased mortgage refinancing activity. Partially offsetting the rise in amortization was greater fee income stemming from a net increase of $440.7 million in the mortgage servicing portfolio.
         Total G&A expense decreased by $3.5 million, or 12.6%, to $24.3 million for the quarter ended June 30, 1998 compared with the same period in fiscal 1997. This decrease represents the fourth consecutive quarter of declining G&A expense. Contributing to this decrease were reductions in compensation and benefit costs of $2.1 million, office occupancy and equipment expense of $0.8 million, advertising expense of $0.4 million, and other G&A expense of $0.2 million Compensation and benefit costs decreased due to greater net deferred loan costs resulting from increased loan production and a decline in the number of employees. Office occupancy and equipment expense decreased due to reduced machine maintenance costs of $0.4 million, and real estate tax certiorari refunds of $0.2 million. Advertising costs decreased due to fewer marketing initiatives.
         Income tax expense increased to $10.5 million for the quarter ended June 30, 1998 from $7.9 million for the 1997 quarter. This increase is principally attributable to greater pre-tax income.

 Earnings Summary for the Nine Months Ended June 30, 1998
 --------------------------------------------------------
         Net interest income decreased by $1.3 million, or 1.1%, to $119.1 million during the nine months ended June 30, 1998 compared with the same period in 1997. This decrease is attributable to a continuing flattening of the yield curve coupled with an increase in average borrowed funds. These factors contributed to a decline in the net interest margin to 2.66% in the 1998 period from 2.95% in the 1997 period.
         Total non-interest income increased by $5.2 million, or 18.8%, to $32.6 million for the nine months ended June 30, 1998 compared with $27.4 million for the 1997 period. This increase is primarily due to increases in net gains on asset sales of $4.4 million, an increase of $1.5 million in other income, an increase of $1.0 million in net gains on investment in real estate and premises, an increase of $0.6 million in income from insurance and securities commissions, and an increase of $0.5 million in deposit service fee income. These improvements were partially offset by a decline in loan servicing fees of $2.9 million. The increased gains on asset sales is primarily due to an improvement of $1.7 million in the Company's mortgage banking activities and greater profits of $2.1 million from the sale of MBS's classified as available-for-sale. The increases in other income, net gains on investment in real estate and premises and deposit service fee income increased due to the factors described earlier. The decline in loan service fee income is due to additional mortgage servicing rights amortization of $4.7 million, as a result of increased mortgage refinance activity, which was partially offset by the expansion of the mortgage servicing portfolio.
         Total G&A expense decreased by $6.4 million, or 7.9%, to $75.0 million for the nine months ended June 30, 1998 compared with the same period in fiscal 1997. Contributing to this decrease were reductions in compensation and benefits costs of $3.6 million, a decrease in federal insurance premiums of $1.1 million, a decrease in office occupancy and equipment costs of $0.9 million and a decline in advertising expense of $1.5 million. Compensation and benefits costs, office occupancy and equipment costs and advertising costs declined due to the reasons described earlier. Federal insurance premiums decreased as a result of the 1996 enactment of the BIF/SAIF legislation. The effect of these decreases was partially offset by a $0.7 million increase in other G & A expense reflecting the outsourcing of computer processing operations and an increase in legal costs.
         Income tax expense increased $3.4 million to $27.7 million for the nine months ended June 30, 1998 from $24.3 million for the 1997 period.
This increase primarily reflects greater pre-tax income.

Balance Sheet Summary
---------------------
         Total assets at June 30, 1998 were $6.5 billion, an increase of $553.1 million since September 30, 1997. The growth in assets is attributable to increases of $251.8 million in investment in debt and equity securities, $123.7 million in cash and cash equivalents, $94.0 million in total net loans held for investment and sale, and $79.4 million in MBS's. Loan volume for the nine months ended June 30, 1998 was $2.2 billion, of which $8.1 million represents bulk purchases of loans as compared with $2.1 billion and $221.9 million, respectively, for the nine months ended June 30, 1997.
         Total liabilities at June 30, 1998 were $5.9 billion, an increase of $522.0 million since September 30, 1997. The increase in total liabilities primarily reflects an increase in borrowed funds of $541.1 million to $2.0 billion, offset by a decrease in deposit liabilities of $52.3 million to $3.7 billion at June 30, 1998.
         Stockholders' equity increased by $31.1 million to $577.5 million from September 30, 1997. The increase consists of earnings of $43.0 million and $6.4 million related to the Company's stock benefit plans. These increases were offset by a decline of $3.8 million in unrealized gains on securities classified as available-for-sale, net of tax, the net purchase (prior to April 2, 1998) of treasury stock of $3.3 million, and the declaration of $11.2 million in dividends. At June 30, 1998 book value per share amounted to $23.88.

         Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

Long Island Bancorp's Pending Merger with Astoria Financial Corporation;
-------------------------------------------------------------------------
Termination of Fourth Stock Repurchase Program
----------------------------------------------
         The Company announced on April 3, 1998, that it had entered into a definitive agreement pursuant to which Long Island Bancorp, Inc. will merge with and into Astoria Financial Corporation. The transaction, which is subject to regulatory and shareholder approvals and will be accounted for as a pooling of interests, is anticipated to close during the third calendar quarter. In connection with the merger, both the Company and Astoria announced that their respective stock repurchase programs have been terminated.
         Long Island Bancorp, Inc. is the holding company for The Long Island Savings Bank, FSB. The Long Island Savings Bank, FSB is a federally chartered FDIC-insured institution which serves its customers through 35 full service branch offices throughout Queens, Nassau and Suffolk counties. The Bank also operates mortgage loan offices across Long Island and in New Jersey, Pennsylvania, Maryland, Virginia, North Carolina, and Georgia and has Internet home pages at the addresses: http: //www.lisb.com. and www. entrustmortgage.com

                     (Financial tables attached)
         This document may contain forward looking statements based on current management expectations. The Company's actual results could differ materially from those management expectations. Factors that could cause future results to vary from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, the cost of funds, cost of federal deposit insurance premiums, cost of stock-based benefit plans, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company's loan and investment portfolios, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, products, services and prices. Additional factors are described in the Company's public reports filed with the Securities and Exchange Commission.


                               LONG ISLAND BANCORP, INC.
                                   AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                           (In thousands, except share data)
                                                                                   June 30,             September 30,

                                                                                     1998                    1997
                                                                                ----------------      -----------------
ASSETS
------

Cash and cash equivalents (including interest-earning assets of  $119,058
and $9,735, respectively)                                                        $       167,406     $          43,705
Investment in debt and equity securities, net:
      Available-for-sale                                                                 390,388               138,578
Mortgage-backed securities, net:
      Held-to-maturity (estimated fair value of
         $19,164 and $20,188, respectively)                                               21,052                22,223
      Available-for-sale                                                               1,889,014             1,808,471
Stock in Federal Home Loan Bank of New York, at cost                                      50,548                48,724
Loans held for sale                                                                      363,453               157,617
Loans receivable held for investment, net:
      Real estate loans, net                                                           3,211,964             3,333,185
      Commercial loans, net                                                                9,478                 6,465
      Other loans, net                                                                   185,110               178,325
                                                                                 --------------------------------------
      Loans, net                                                                       3,406,552             3,517,975
      Less allowance for possible loan losses                                           (34,277)              (33,881)
                                                                                 --------------------------------------
      Total loans receivable held for investment, net                                  3,372,275             3,484,094
Mortgage servicing rights, net                                                            47,694                41,789
Office properties and equipment, net                                                      84,416                88,466
Accrued interest receivable, net                                                          37,094                35,334
Investment in real estate, net                                                             7,712                 9,103
Deferred taxes                                                                            15,406                16,547
Excess of cost over fair value of assets acquired                                          4,767                 5,069
Prepaid expenses and other assets                                                         32,662                31,064
                                                                                 --------------------------------------
Total assets                                                                     $     6,483,887     $       5,930,784
                                                                                 ======================================
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
      Deposits                                                                   $     3,678,195     $       3,730,503
      Official checks outstanding                                                         29,983                26,840
      Borrowed funds,net                                                               2,042,534             1,501,456
      Mortgagors' escrow payments                                                         67,673                69,353
      Accrued expenses and other liabilities                                              88,006                56,257
                                                                                 --------------------------------------
Total liabilities                                                                      5,906,391             5,384,409
Stockholders' equity:
      Preferred stock ($0.01 par value, 5,000,000 shares authorized;
         none issued)                                                                         ---                 ---
      Common  stock  ($0.01  par  value,   130,000,000  and  45,000,000   shares
         authorized, respectively; 26,816,464 shares issued, 24,182,823 and
         24,022,924 shares outstanding, respectively)                                        268                   268
      Additional paid-in capital                                                         314,196               309,372
      Unallocated Employee Stock Ownership Plan                                         (17,575)              (18,079)
      Unearned Management Recognition & Retention Plan                                   (2,681)               (3,816)
      Unrealized gain on securities available-for-sale, net of tax                         9,178                12,947
      Retained income-partially restricted                                               346,866               319,756
      Treasury stock, at cost (2,633,641 and 2,793,540 shares,                          (72,756)              (74,073)
      respectively)
                                                                                 --------------------------------------
Total stockholders'  equity                                                              577,496               546,375
                                                                                 --------------------------------------
Total liabilities and stockholders' equity                                       $     6,483,887     $       5,930,784
                                                                                 ======================================




                                       LONG ISLAND BANCORP, INC.
                                           AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In thousands, except per share data)

                                              FOR THE THREE MONTHS ENDED     FOR THE NINE MONTHS ENDED

                                                       JUNE 30,                        JUNE 30,
                                                -----------------------      ---------------------------
                                                  1998       1997                   1998        1997
                                                ---------- ----------            ---------  -----------
Interest income:
   Real estate loans                            $  64,478  $  63,086          $    193,815 $    184,151
   Commercial loans                                   192        143                   535          472
   Other loans                                      4,336      3,987                12,954       11,650
   Mortgage-backed securities                      30,047     29,533                88,711       88,041
   Debt and equity securities                       8,343      3,667                20,894       11,339
                                                ---------- ----------             ----------------------
      Total interest income                       107,396    100,416               316,909      295,653
                                                ---------- ----------             ----------------------
Interest expense:
   Deposits                                        39,013     39,941               119,994      118,217
   Borrowed funds                                  28,617     20,426                77,791       57,001
                                                ---------- ----------             ----------------------
      Total interest expense                       67,630     60,367               197,785      175,218
                                                ---------- ----------             ----------------------
      Net interest income                          39,766     40,049               119,124      120,435
Provision for possible loan losses                  1,500      1,500                 4,500        4,500
                                                ---------- ----------             ----------------------
      Net interest income after provision          38,266     38,549               114,624      115,935
      for possible loan losses
                                                ---------- ----------             ----------------------
Non-interest income:
   Fees and other income:
     Loan fees and service charges                    967        764                 2,663        2,659
     Loan servicing fees                            1,671      2,417                 6,040        8,907
     Income from insurance and securities             933        655                 2,320        1,753
     commissions
     Deposit service fees                           1,915      1,275                 4,763        4,216
                                                ---------- ----------             ----------------------
      Total fee income                              5,486      5,111                15,786       17,535
     Other income                                   2,204        699                 4,021        2,558
                                                ---------- ----------             ----------------------
      Total fees and other income                   7,690      5,810                19,807       20,093
                                                ---------- ----------             ----------------------
   Net gains on sale activity:
     Net gains on loans and mortgage-backed         3,782      3,087                11,054        7,325
     securities
     Net gains (loss) on investment in debt           101        236                 1,027          334
     and equity securities
                                                ---------- ----------             ----------------------
      Total net gains on sale activity              3,883      3,323                12,081        7,659
   Net gain (loss) on investment in real            1,469        765                   745        (293)
   estate and premises
                                                ---------- ----------             ----------------------
      Total non-interest income                    13,042      9,898                32,633       27,459

Non-interest expense:
   General and administrative expense:
     Compensation, payroll taxes and fringe        12,918     15,000                40,385       43,988
     benefits
     Advertising                                      826      1,218                 2,070        3,562
     Office occupancy and equipment                 4,940      5,761                15,806       16,724
     Federal insurance premiums                       796        792                 2,392        3,474
     Other general and administrative               4,818      5,027                14,345       13,688
     expense
                                                ---------- ----------             ----------------------
      Total general and administrative             24,298     27,798                74,998       81,436
      expense
   Litigation expense - goodwill lawsuit              583        234                 1,293          868
   Amortization of excess of cost over fair            97        125                   302          343
   value of assets acquired
                                                ---------- ----------            ----------------------
      Total non-interest expense                   24,978     28,157                76,593       82,647
                                                ---------- ----------            ----------------------
Income before income taxes                         26,330     20,290                70,664       60,747
Provision for income taxes                         10,474      7,864                27,689       24,271
                                                ---------- ----------            ----------------------
Net income                                      $  15,856  $  12,426              $ 42,975 $     36,476
                                                ========== ==========            ======================

Basic earnings per common share                 $    0.71  $    0.56              $   1.92 $       1.62
                                                ========== ==========            ======================

Diluted earnings per common share               $    0.68  $    0.54              $   1.85 $       1.56
                                                ========== ==========            ======================


(a) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earning per Share" as of December 31, 1997. SFAS No.128 replaces primary earnings per share ("EPS") with basic EPS and fully diluted EPS with diluted EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of options, warrants and convertible securities.
     Net income per common share amounts for the 1997 periods have been restated to reflect the adoption of SFAS No. 128.

                                                            LONG ISLAND BANCORP, INC.
                                                                AND SUBSIDIARY
                                                                  AVERAGE BALANCE SHEET

                                                              FOR THE THREE MONTHS ENDED JUNE 30,
                                  ----------------------------------------------------------------------------------------------
                                                     1998                                             1997
                                  --------------------------------------------   -----------------------------------------------
                                                                  AVERAGE                                           AVERAGE
                                     AVERAGE                      YIELD\            AVERAGE                          YIELD\
                                     BALANCE       INTEREST        COST             BALANCE          INTEREST         COST
                                  --------------  ------------  --------------   --------------  --------------  ---------------
                                                                        (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                   $     120,938   $     1,899          6.30 %    $      57,452   $         789           5.50 %
Debt and equity securities
    and FHLB-NY stock, net (1)          390,651         6,444          6.60            199,213           2,878           5.78
Mortgage-backed securities,           1,917,060        30,047          6.27          1,725,124          29,533           6.85
net (1)
Real estate loans, net (2)            3,567,338        64,478          7.23          3,428,548          63,086           7.36
Commercial and other loans,             181,012         4,528         10.01            150,068           4,130          11.01
net (2)
                                  --------------  ------------  ------------     --------------  --------------  -------------
Total interest-earning assets         6,176,999       107,396          6.95          5,560,405         100,416           7.22
Other non-interest-earning              276,125                                        210,194
assets
                                  --------------  ------------                   --------------  --------------
Total assets                      $   6,453,124   $   107,396                    $   5,770,599   $     100,416
                                  ==============  ============                   ==============  ==============

INTEREST BEARING LIABILITIES
Deposits, net                     $   3,771,750   $    39,013          4.15 %    $   3,723,610   $      39,941           4.30 %
Borrowed funds                        1,959,276        28,617          5.86          1,420,092          20,426           5.77
                                  --------------  ------------  ------------     --------------  --------------  -------------
Total interest-bearing                5,731,026        67,630          4.73          5,143,702          60,367           4.71
liabilities
Non-interest-bearing                    150,546                                         99,339
liabilities
                                  --------------                                 --------------
Total liabilities                     5,881,572                                      5,243,041
Total stockholders' equity              571,552                                        527,558
                                  --------------  ------------  ------------     --------------  --------------  -------------
Total liabilities and
stockholders'
  equity                          $   6,453,124   $    67,630                    $   5,770,599   $      60,367
                                  ==============  ------------                   ==============  --------------
Net interest income/spread (3)                    $    39,766          2.22 %                    $      40,049           2.51 %
                                                  ============  ============                     ==============  =============
Net interest margin as %
    of interest-earning assets (4)                                     2.58 %                                            2.88 %
                                                                ============                                     =============
Ratio of interest-earning
assets to interest-bearing liabilties                                107.78 %                                          108.10 %
                                                                ============                                     =============

 (1)Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $20.4 million and $12.1 million for the three months ended June 30, 1998 and 1997, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearingliabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.

                                                 LONG ISLAND BANCORP, INC.
                                                      AND SUBSIDIARY
                                                   AVERAGE BALANCE SHEET

                                            FOR THE NINE MONTHS ENDED JUNE 30,
                                  ----------------------------------------------------------------------------------------------
                                                     1998                                             1997
                                  --------------------------------------------   -----------------------------------------------
                                                                  AVERAGE                                           AVERAGE
                                     AVERAGE                      YIELD\            AVERAGE                          YIELD\
                                     BALANCE       INTEREST        COST             BALANCE          INTEREST         COST
                                  --------------  ------------  --------------   --------------  --------------  ---------------
                                                                  (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS
Interest-earning cash
    equivalents                   $      87,848   $     3,721          5.66 %    $      63,098     $     2,509           5.32 %
Debt and equity securities
    and FHLB-NY stock, net (1)          359,090        17,173          6.38            207,906           8,830           5.66
Mortgage-backed securities,           1,825,359        88,711          6.48          1,728,772          88,041           6.79
net (1)
Real estate loans, net (2)            3,523,489       193,815          7.33          3,289,507         184,151           7.46
Commercial and other loans,             176,883        13,489         10.17            145,296          12,122          11.12
net (2)
                                  --------------  ------------  ------------     --------------  --------------  -------------
Total interest-earning assets         5,972,669       316,909          7.07          5,434,579         295,653           7.25
Other non-interest-earning              253,169                                        258,575
assets
                                  --------------  ------------                   --------------  --------------
Total assets                      $   6,225,838   $   316,909                    $   5,693,154     $   295,653
                                  ==============  ============                   ==============  ==============

INTEREST BEARING LIABILITIES
Deposits, net                     $   3,785,670   $   119,994          4.24 %    $   3,713,154     $   118,217           4.26 %
Borrowed funds                        1,760,508        77,791          5.91          1,330,944          57,001           5.73
                                  --------------  ------------  ------------     --------------  --------------  -------------
Total interest-bearing                5,546,178       197,785          4.77          5,044,098         175,218           4.64
liabilities
Non-interest-bearing                    118,576                                        123,122
liabilities
                                  --------------                                 --------------
Total liabilities                     5,664,754                                      5,167,220
Total stockholders' equity              561,084                                        525,934
                                  --------------  ------------  ------------     --------------  --------------  -------------
Total liabilities and
stockholders'
  equity                          $   6,225,838   $   197,785                    $   5,693,154     $   175,218
                                  ==============  ------------                   ==============  --------------
Net interest income/spread (3)                    $   119,124          2.30 %                      $   120,435           2.61 %
                                                  ============  ============                     ==============  =============
Net interest margin as %
    of interest-earning assets (4)                                  2.66 %                                            2.95 %
                                                                ============                                     =============
Ratio of interest-earning
assets to interest-bearing liabilties                             107.69 %                                          107.74 %
                                                                ============                                     =============

(1) Debt and equity and mortgage-backed securities are shown including the average market value appreciation of $21.3 million and $14.7 million for the nine months ended June 30, 1998 and 1997, respectively.
(2) Net of unearned discounts, premiums, deferred loan fees, purchase accounting discounts and premiums and allowance for possible loan losses, and including non-performing loans and loans held for sale.
(3) Interest rate spread represents the difference between the average rate on interest-earning assets and the average cost of interest-bearing liabilities.
(4) Net interest margin represents net interest income divided by average interest-earning assets.



                                       LONG ISLAND BANCORP, INC.
                                           AND SUBSIDIARY
                                         FINANCIAL HIGHLIGHTS


                                                     At or for the Three Months             At or for the Nine Months
                                                           Ended June 30,                        Ended June 30,
                                                  ----------------------------------    ----------------------------------

                                                      1998                1997               1998                1997
                                                  --------------     ---------------    ---------------     ---------------
Selected Financial Ratios: (a)
Return on average assets ......................          0.98%              0.86%              0.92%               0.85%
Return on average stockholders' equity ........         11.10               9.42              10.21                9.25
Average stockholders' equity to average assets.          8.86               9.14               9.01                9.24
Stockholders' equity to total assets ..........          8.91               8.99               8.91                8.99
Interest rate spread during period.............          2.22               2.51               2.30                2.61
Net interest margin............................          2.58               2.88               2.66                2.95
Operating expenses to average assets...........          1.51               1.93               1.61                1.91
Efficiency ratio...............................         51.20              60.62              53.98               57.95
Average interest-earning assets to average
interest-bearing liabilties....................        107.78             108.10             107.69              107.74
Net interest income to operating expenses .....         1.64x               1.44x              1.59x               1.48x

Selected Data:
Basic earnings per share.......................         $0.71              $0.56              $1.92               $1.62
Weighted average number of shares outstanding
 for basic earnings per share computation (b)       22,393,867         22,280,610         22,326,626          22,503,284
Diluted earnings per share.....................         $0.68              $0.54              $1.85               $1.56
Weighted average number of shares outstanding
 for diluted earnings per share computation (b)     23,314,565         23,107,961         23,263,786          23,331,000
Book value per share...........................        $23.88             $22.17             $23.88              $22.17
Number of shares outstanding for book value per
   share computation...........................    24,182,823         23,968,303         24,182,823          23,968,303
Cash dividends declared per share..............         $0.20              $0.15              $0.50               $0.45
Dividend payout ratio..........................        29.41%              27.78%             27.03%              28.85%

                                                                          At June 30,
                                                                  ----------------------------
                                                                     1998             1997
                                                                  ------------     -----------
Asset Quality Ratios:
Non-performing loans to total gross loans....................           1.35%           1.47%
Non-performing assets to total assets........................          0.86            1.03
Allowance for possible loan losses to non-performing loans...         67.61           63.10


Regulatory Capital at June 30, 1998 for The Long Island Savings Bank, FSB:
 .
                                                         Regulatory              Regulatory                  Excess
                                                          Capital                 Capital                    Capital
                                                         Requirement               Level                      Level

                                                     Amount  Percent        Amount      Percent       Amount      Percent
                                                             (Dollars in thousands)

Tangible capital...........................         $96,493     1.50 %    $476,007     7.40 %        $379,514       5.90%
Core capital...............................         192,986     3.00       476,007     7.40           283,021       4.40
Risk-based capital.........................         270,066     8.00       510,284    15.12           240,218       7.12


(a) Ratios for the three months ended June 30, 1998 and 1997 were calculated on an annualized basis.

(b) The weighted average common shares outstanding for periods prior to June 30, 1998, have been restated to reflect the adoption of SFAS No. 128.



                                                 LONG ISLAND BANCORP, INC.
                                                      AND SUBSIDIARY
                                                 SUPPLEMENTAL INFORMATION
                                          SELECTED FINANCIAL DATA - CASH EARNINGS



                                                                    Three Months Ended                   Nine Months Ended
                                                                         June 30,                            June 30,
                                                              -------------------------------    ----------------------------------
                                                                  1998               1997              1998              1997
                                                              --------------    ---------------    -------------     --------------
                                                                        (In thousands, except per share data)

Net income                                                   $     15,856      $      12,426      $      42,975      $    36,476

Add back selected non-cash items:
     Amortization of excess of cost over fair value
         of assets acquired                                            97                125                302              343
     Management Recognition & Retention Plan and
         Employee Stock Ownership Plan expense                        894                945              3,622            4,590
                                                              --------------    ---------------    --------------   ---------------

Cash earnings                                                    $  16,847      $      13,496      $      46,899    $      41,409
                                                              ==============    ===============    ==============   ===============

Cash EPS (a)                                                        $ 0.75          $    0.61            $  2.10         $  1.84
                                                              ==============    ===============    ==============   ===============



                                                                 At or for the Three Months           At or for the Nine Months
                                                                       Ended June 30,                      Ended June 30,
                                                              ---------------------------------    --------------------------------

                                                                  1998              1997               1998               1997
                                                              --------------    --------------     --------------    ---------------
Selected Financial Ratios Based Upon Cash Earnings (b):

Cash return on average assets.................................      1.04%             0.94%              1.00%              0.97%
Cash return on average stockholders' equity...................     11.79             10.23              11.14              10.50
Cash return on average tangible stockholders' equity..........     11.89             10.32              11.24              10.60
Cash operating expenses to average assets.....................      1.44              1.85               1.52               1.79
Cash efficiency ratio.........................................     49.11             58.28              51.16              54.44
Net interest income to cash operating expenses................     1.71x             1.50x              1.68x              1.57x


(a) Cash EPS was calculated based on the weighted average number of shares outstanding for basic EPS computation.
(b) Ratios for the three months ended June 30, 1998 and 1997 were calculated on an annualized basis.